Exhibit 99.1

Soul and Vibe Enters Into Investment Agreement

With Beaufort Capital Partners, LLC

Investment will yield an aggregate amount of up to $2,000,000

MINNEAPOLIS, MN, February 17, 2015 – Soul and Vibe Interactive Inc. (OTCQB: SOUL), or the “Company,” a video, mobile, and computer games publisher, today announced the execution of a common stock purchase agreement (the “Agreement”) with Beaufort Capital Partners, LLC, a New York limited liability company (the “Investor”) through which the Company may receive an aggregate amount of up to $2,000,000 in funding via the sale of its common stock (the “Common Stock”).

Under the terms of the agreement, the Company has filed a Registration Statement on Form S-1 (the “S-1.”) The Company is seeking to register 10,716,473 shares of Common Stock, which are issuable pursuant to Agreement. The term of the investment agreement is 36 months. The Company intends to use the proceeds, if any, from the investment to fund additional product development and for general administrative and operating purposes.

“2014 was a year filled with several significant company accomplishments for Soul and Vibe as a Company,” said Peter Anthony Chiodo (“Tony”), Soul and Vibe's CEO and President. “Soul and Vibe took some momentous steps forward in 2014. We launched our first games, began to generate revenue, and expanded our strategic partnerships. Capital raised in fiscal year 2014 enabled the Company to achieve these accomplishments. Any capital raised in 2015 will allow us to fund an expanded, diversified, product line-up that is both multi-platform and cross-platform in scope. We aim to establish a ‘recurring release calendar’ through which the Company can increase the number of titles it has in development at any given time and, subsequently, more evenly release titles across a fiscal year. We anticipate the establishment of a recurring release calendar will enable the Company to further market ‘Soul and Vibe’ as a publishing label, cross-promote the Company’s line of products and IPs within the games themselves, build further awareness for our games and IPs, and actively promote user acquisition. Product line expansion is a natural growth driver that we anticipate will benefit both the Company and its shareholders. Complementary with the targeted product line expansion, we anticipate the operating capabilities of the Company will grow to support the widening of our product line. The widening of the product line will represent additional revenue-generating and licensing opportunities, which we anticipate will increase shareholder value.”

In 2014, Soul and Vibe published Timeless Gems, a “Free-To-Play” innovative “match-3” puzzle game for Facebook, Android devices, and Apple’s iPhone, iPad, and iPod Touch. The Company also released Striker Rush: Champion Edition, a speed-escalating “lane-based runner” in which you dribble through defenders, dodge obstacles, collect pick-ups, and score goals for Android devices and Apple’s iPhone, iPad, and iPod Touch. The Company has teased some preliminary imagery from an all-new forthcoming game on its official Facebook page, www.facebook.com/soulandvibe.

Soul and Vibe Investor Page: http://ir.soulandvibe.com

About Soul and Vibe Interactive Inc.

Soul and Vibe Interactive Inc. (also Soul & Vibe Interactive Inc. on www.sec.gov) is a publisher of games and games-related content for consoles, mobile devices, and personal computers addressing a $56 billion market projected to grow to $82 billion by 2015. The Company specializes in the creation of original intellectual properties and has extensive experience licensing world-renowned brands from influential companies. Soul and Vibe has license agreements with General Mills and Deere & Company, and game development and publishing agreements for the Xbox 360® video game and entertainment system, Windows 8, Windows Live, and Windows Phone from Microsoft, and the PlayStation® 3 computer entertainment system and PlayStation® Vita (PS Vita) from Sony. Through partnerships with technically sophisticated software developers located all over the world, Soul and Vibe transforms unique concepts into engaging, highly accessible, and affordable games and entertainment experiences. www.soulandvibe.com.

Facebook: https://www.facebook.com/soulandvibe

Twitter: https://twitter.com/soulandvibe

Linkedin: http://www.linkedIn.com/company/2800907?trk=tyah

Safe Harbor Statement

This press release contains information that constitutes forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. All statements, trends, analysis, and other information contained in this press release, including words such as "anticipate," "believe," "plan," "estimate," "expect," "intend," and other similar expressions of opinion, constitute forward-looking statements. Any such forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from any future results described within the forward-looking statements. Risk factors that could contribute to such differences include those matters more fully disclosed in the Company's reports filed with the Securities and Exchange Commission. The forward-looking information provided herein represents the Company's estimates as of the date of the press release, and subsequent events and developments may cause the Company's estimates to change. The Company specifically disclaims any obligation to update the forward-looking information in the future. Therefore, this forward-looking information should not be relied upon as representing the Company's estimates of its future financial performance as of any date subsequent to the date of this press release.

Contact:

Investor Relations

Soul and Vibe Interactive Inc.

Phone: +1-888-399-3757

info@soulandvibe.com

or

Tel: +1-763-400-8040

Website: www.soulandvibe.com